EXHIBIT 10.14
                          PROJECT DEVELOPMENT AGREEMENT



THIS AGREEMENT executed as of January 14, 2002.


AMONG:

     DRAGON PHARMACEUTICALS INC., a company organized and existing under the Laws of the State of Florida, the United States of America, having a principal place of business at 1200 - 543 Granville Street, Vancouver, B.C., V6C 1X8

     ("Dragon")

AND:

     LONGBIN LIU, of 1528 Errigal Place, West Vancouver, B.C., V7S 3H1

     ("Liu")


WHEREAS:

     (A) Dragon carries on the business of the development, production and marketing of recombinant protein medicines.

     (B) Liu has substantial and valuable expertise relating to the research and development of recombinant protein medicines.

     (C) Liu agrees to develop the G-CSF and Insulin projects on behalf of Dragon on the terms and subject to the conditions contained in this Agreement.

     (D) Liu also agrees to refund monies that Dragon has paid to date in funding the TPA Project and to provide Dragon with a "right of first offer" to provide a certain amount of the future financing to be obtained by the Person that holds the TPA Project.


NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration for the sum of $10.00 and the mutual covenants and agreements herein contained, and other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties mutually agree as follows:

                                     PART 1

                                 INTERPRETATION

Definitions

     1.1 In this Agreement, including the recitals, except as otherwise expressly provided or unless the context otherwise requires,

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     Affiliate  means a company that is related to another  company by virtue of the fact that the first company is, directly or indirectly, a subsidiary of
     the  second  company  or  both  companies  are,   directly  or  indirectly,
     subsidiaries   of  the  same  company  or  each  company  is,  directly  or indirectly, controlled by the same person or company;

     Business means the business of researching, developing and patenting biotechnology based pharmaceutical projects.

     Business Day means a day that is not a Saturday or a Sunday or a British Columbia provincial, Canadian federal, Florida state, United States federal holiday or Hong Kong holiday;

     Confidential Information means all information (including, without limitation, trade secrets, know-how, specifications, analyses, formulae, drawings, data, reports, patterns, devices, plans, processes, or compilations) and any other documentation, whether written, graphic or stored electronically or magnetically, belonging to either Party or any of its Affiliates, including:

     (a) all proprietary information licensed to or acquired, used or developed by the party including information in respect of laboratory or research procedures and techniques, research data, chemical compositions and processes and other scientific strategies and concepts; and

     (b) all information relating to the party's business, structure, personnel, operations, financial condition, marketing, advertising and commercial strategies, customer and supplier lists, agreements and contractual records and correspondence that may not be generally known;

     Development means the research and development of biotechnology based pharmaceutical products;

     Discloser has the meaning ascribed to it inss.8.1;

     G-CSF means Recombinant Human Granulyte Colony Stimulating Factor Protein;

     G-CSF Project means the research and development of G-CSF to be conducted by Liu;

     Governmental Authority means, as applicable, the government of Canada, the government of the United States of America, the government of a Canadian province or territory, the government of a state in the United States of America and a ministry, department, commission, board, bureau or other agency of, or municipality, regional district or other local governing body established by, any such government, or other political subdivision thereof and includes any Person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government;

     Indemnified Party has the meaning ascribed to it inss.10.1;

     Indemnifying Party has the meaning ascribed to it inss.10.1;

     Insulin means the recombinant Human Insulin protein;

     Insulin Project means the research and development of Insulin to be conducted by Liu;

     Intellectual Property means a patent, patent application, industrial design, invention, design, trade secret, idea, work, methodology, technology, innovation, creation, concept, moral right, development drawing, research, analysis, know-how, experiment, copyright, data, formula, method, procedure, process, system or technique, including trademarks or tradenames;

     Person means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust, unincorporated organization or Governmental Authority or any trustee, executor, administrator or other legal representative;

     Recipient has the meaning ascribed to it inss.8.1;

     Recipient's Agent has the meaning ascribed to it inss.8.5;

     SDA means the State Drug Administration of China;

     TPA means recombinant tissue plasminogen activator protein; and

     TPA Project means the research and development of TPA currently being conducted by Liu.

Interpretation

     1.2 In this Agreement, except as expressly provided or unless the context otherwise requires,

          (a) "this Agreement" means this Project Development Agreement, including the Schedules hereto, as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

          (b) the headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof,

          (c) the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with United States generally accepted accounting principles applied on a consistent basis,

          (e) all references to currency mean currency of the United States of America,

          (f) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations,

          (g) a reference to an entity includes any successor to that entity,

          (h) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa,

          (i) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent, and

          (j) a reference to a Part is to a Part of this Agreement and the symbol ss. followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated.

     1.3 The Schedules attached hereto are incorporated in this Agreement by reference and deemed to form a part hereof.

                                     PART 2

                              DEVELOPMENT OF G-CSF

     2.1 From and after the execution of this Agreement, the parties hereto agree that:

          (a) Liu will develop the G-CSF Project on behalf of Dragon in consideration for Dragon providing funding to the G-CSF Project as follows:

               (i)   US$500,000   to  be  provided  by  Dragon  to  Liu  at  the
          commencement of the research in the G-CSF Project by Liu;

               (ii) US$500,000 to be provided by Dragon to Liu when cell-line and related technology is established and animal experimentation commences in the G-CSF Project by Liu; and

               (iii) US$300,000 to be provided by Dragon to Liu when a permit for clinical trials has been issued by the SDA with respect to the G-CSF Project;

               (iv) US$200,000 to be provided by Dragon to Liu when a new drug license is issued to Dragon by the SDA with respect to the G-CSF Project;

          (b) Liu will immediately deliver to Dragon all books, records, files, documents and other written, electronically maintained or computer accessed information relating to the G-CSF Project after SDA has issued a new drug licence to Dragon for the G-CSF Project;

          (c) Dragon will provide to Liu notice in writing of the date on which Development of the G-CSF Project is to commence (the "G-CSF Project Commencement Date") and initial funding pursuant to ss.2.1(a) is to be received by Liu from Dragon;

          (d) Liu will provide to Dragon a written progress report as to the status of the development of the G-CSF Project each time funding is paid by Dragon and received by Liu pursuant to ss.2.1(a), and in any case, at least every six months;

          (e) Liu will refund, without interest or deduction, all amounts advanced by Dragon on the G-CSF Project should development of such project not complete due to the occurrence of one of the following events:

               (i) application for permit for clinical trials with respect to the G-CSF Project is not made within three years of the G-CSF Project Commencement Date;

               (ii) official rejection for technical and scientific reasons (as opposed to a change in regulations or policies) is received from the SDA to an application for permit for clinical trials relating to G-CSF;

               (iii) termination of the G-CSF Project by Liu;

          (f) Any refunds required to be made in accordance with ss.2.1(e), will be made by Liu to Dragon within six months following the date on which of the earliest of ss.2.1(e)(i), ss.2.1(e)(ii) or ss.2.1(e)(iii) occurred;

          (g) If Dragon:

               (i) fails to provide funding to Liu as required pursuant toss.2.1(a)(i),ss.2.1(a)(ii),ss.2.1(a)(iii) or ss.2.1(a)(iv); or

               (ii) Dragon ceases to participate in the G-CSF Project,

     then Dragon shall sign off all the ownership rights in the G-CSF Project to Liu and shall have no further obligation to make any further payments with respect to the G-CSF project to Liu on the condition that if Liu successfully develops and/or sells the G-CSF Project, Liu will repay to
     Dragon any payments previously made by Dragon to Liu pursuant to ss.2.1(a)(i), ss.2.1(a)(ii), ss.2.1(a)(iii) or ss.2.1(a)(iv);


          (h) Dragon will have the right to bring in partners to fund any or all of the payments pursuant to ss.2.1(a) and will be entitled to sell any or all of its interest in the G-CSF project as long as it has not defaulted in making any payments under ss.2.1(a);

          (i) Dragon will pay to Liu a bonus of US$500,000 if a drug license is issued to Dragon by the SDA with respect to the G-CSF Project within two years from the date of this Agreement; and

          (j) Dragon has the right, title or interest in or to the Intellectual Property related to the G-CSF Project, or any part thereof, and nothing in this Agreement will be construed as an assignment or grant to Liu of any right, title or interest in or to the Intellectual Property related to the G-CSF Project.

                                     PART 3

                             DEVELOPMENT OF INSULIN

     3.1 From and after the execution of this Agreement, the parties agree that:

          (a) Liu will develop the Insulin for Dragon in consideration for Dragon providing funding to the Insulin Project as follows:

               (i)   US$750,000   to  be  provided  by  Dragon  to  Liu  at  the
          commencement of the research in the Insulin Project by Liu;

               (ii) US$750,000 to be provided by Dragon to Liu when cell-line and related technology is established and animal experimentation commences in the Insulin Project by Liu; and

               (iii) US$300,000 to be provided by Dragon to Liu when a permit for clinical trials has been issued by the SDA with respect to the Insulin Project;

               (iv) US$200,000 to be provided by Dragon to Liu when a new drug license is issued to Dragon by the SDA with respect to the Insulin Project;

          (b) Liu will immediately deliver to Dragon all books, records, files, documents and other written, electronically maintained or computer accessed information relating to the Insulin Project after SDA has issued a new drug licence to Dragon for the Insulin Project;

          (c) Dragon will provide to Liu notice in writing of the date on which Development of the Insulin Project is to commence (the "G-CSF Project Commencement Date") and initial funding pursuant to ss.3.1(a) is to be received by Liu from Dragon;

          (d) Liu will provide to Dragon a written progress report as to the status of the development of the Insulin Project each time funding is paid by Dragon and received by Liu pursuant to ss.3.1(a), and in any case, at least every six months;

          (e) Liu will refund, without interest or deduction, all amounts advanced by Dragon on the Insulin Project should development of such project not complete due to the occurrence of one of the following events:

               (i) application for permit for clinical trials with respect to the Insulin Project is not made within four years of the Insulin Project Commencement Date;

               (ii) official rejection for technical and scientific reasons (as opposed to a change in regulations or policies) is received from the SDA to an application for permit for clinical trials relating to Insulin;

               (iii) termination of the Insulin Project by Liu;

          (f) Any refunds required to be made in accordance with ss.3.1(e), will be made by Liu to Dragon within six months following the date on which of the earliest of ss.3.1(e)(i), ss.3.1(e)(ii) or ss.3.1(e)(iii) occurred;

          (g) If Dragon:

               (i) fails to provide funding to Liu as required pursuant toss.3.1(a)(i),ss.3.1(a)(ii),ss.3.1(a)(iii) or ss.3.1(a)(iv);or

               (ii) Dragon ceases to participate in the Insulin Project,

     then Dragon shall sign off all the ownership rights in the Insulin Project to Liu and shall have no further obligation to make any further payments with respect to the Insulin Project to Liu on the condition that if Liu successfully develops and/or sells the Insulin Project, Liu will repay to Dragon any payments previously made by Dragon to Liu pursuant to ss.3.1(a)(i), ss.3.1(a)(ii), ss.3.1(a)(iii) or ss.3.1(a)(iv);

          (h) Dragon will have the right to bring in partners to fund any or all of the payments pursuant to ss.3.1(a) and will be entitled to sell any or all of its interest in the Insulin Project as long as it has not defaulted in making any payments under ss.3.1(a);

          (i) Dragon will pay to Liu a bonus of US$500,000 if a drug license is issued to Dragon by the SDA with respect to the Insulin Project within two years from the date of this Agreement; and

          (j) Dragon has the right, title or interest in or to the Intellectual Property related to the Insulin Project, or any part thereof, and nothing in this Agreement will be construed as an assignment or grant to Liu of any right, title or interest in or to the Intellectual Property related to the Insulin Project.

                                     PART 4

                              CONSULTING AGREEMENT

     4.1 Within 60 days after the execution of this Agreement, Dragon and Liu agree to enter into a consulting agreement (the "Consulting Agreement") pursuant to which Dragon will compensate Liu for services provided to Dragon pursuant to this Agreement.

     4.2 The terms and conditions of the Consulting Agreement will, among other things:

          (a) provide that Liu and Dragon will adhere to the human resource policies adopted by the board of directors of Dragon (the "Board") at the meeting of the Board held on December 12, 2000;

          (b) provide for Liu to devote such reasonable amount of time as is requested by Dragon in order to assist Dragon in the development of the G-CSF Project and the Insulin Project along commercially reasonable timetables for the completion of these projects; and

          (c) include  non-competition  obligations  that will  prevent Liu from competing with Dragon with respect to the biotechnology based pharmaceutical projects owned or acquired by Dragon pursuant to this Agreement.

                                     PART 5

                                   TPA PROJECT

Refund of Funding

     5.1 Liu agrees to refund to Dragon the US$400,000 that has been paid by Dragon to Liu as funding for the TPA Project within 7 business days from the date of this Agreement.

Right of First Offer

     5.2 Liu covenants and agrees with Dragon that Liu, as controlling shareholder of Recomgen Inc., will cause Recomgen Inc. to offer to Dragon the opportunity to provide up to one-third of the amount of any future financing that equals or exceeds US$250,000 (including any series of offerings that in aggregate equal or exceed US$250,000) contemplated by Recomgen Inc. with respect to the financing of the TPA Project provided that such financing by Dragon is not prohibited by the laws and regulations of China. Such financing can be in the form of equity, debt (on reasonable commercial terms) or in exchange for an interest in the TPA Project, all as agreed to by the parties, acting reasonably, at the time the financing is advanced.

                                     PART 6

                         REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Liu

     6.1 In order to induce Dragon to enter into and consummate the transactions contemplated by this Agreement, Liu represents and warrants to Dragon the statements contained in Schedule A as representations and warranties that are true, accurate and complete as at the date of this Agreement (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period, in which case such representations and warranties are true, accurate and complete in all material respects as at that date).

Representations and Warranties of Dragon

     6.2 In order to induce Liu to enter into and consummate the transactions contemplated by this Agreement, Dragon represents and warrants to Liu the statements contained in Schedule B as representations and warranties that are true, accurate and complete as at the date of this Agreement (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period, in which case such representations and warranties are true, accurate and complete in all material respects as at that date).

                                     PART 7

                                   DELIVERIES

Deliveries of Liu

     7.1 As soon as reasonably practicable following the date of this Agreement, Liu will deliver or cause to be delivered to Dragon all such documents and instruments as counsel for Dragon may reasonably require.

     7.2 Liu will immediately notify Dragon in writing of any actions, suits, proceedings, investigations, complaints, orders, directives or notices of defect or non-compliance by or before any court, administrative tribunal, arbitrator or Governmental Authority issued, pending or, to the knowledge of Liu, threatened against or affecting Liu, the Business or the Project Patents which, if successful, could have a materially adverse effect on the Business.

Deliveries of Dragon

     7.3 As soon as reasonably practicable after the date of this Agreement, Dragon will deliver or cause to be delivered to Liu

          (a) a certified copy of resolutions of the directors of Dragon duly passed, authorizing the execution, delivery and implementation of this Agreement, and of all transactions contemplated hereby and of all documents to be delivered by Dragon pursuant hereto, and

          (b) a certificate of a senior officer of Dragon certifying as to the accuracy of the representations and warranties of Dragon herein as at the date of this Agreement and the fulfilment by Dragon of the covenants and agreements required to be fulfilled by it pursuant to this Agreement.

                                     PART 8

                                 CONFIDENTIALITY

Confidential Information

     8.1 As a result of completing the transactions contemplated by this Agreement, each party (the "Recipient") acknowledges that it may acquire or hold Confidential Information belonging to the other party (the "Discloser") (whether acquired by Discloser before the date of, or as a result of the transactions contemplated by, this Agreement).

Property

     8.2 Except as provided for in this Agreement, all Confidential Information belonging to Discloser (whether acquired by Discloser before the date of, or as a result of the transactions contemplated by, this Agreement) will remain the exclusive property of the Discloser.

     8.3 Except as expressly set out herein, nothing in this Agreement confers on Recipient any interest, licence or other right in respect of Confidential Information of the Discloser.

Fiduciary Relationship

     8.4 Recipient acknowledges that certain of the Confidential Information consists of information vital to the business and commercial prospects of Discloser and that such information is of a special, valuable and unique nature and would not normally be disclosed to Recipient and, accordingly, Recipient will act as a fiduciary of Discloser in holding and using such Confidential Information.

Obligation of Confidentiality

     8.5 Except as provided for in this Agreement, all Confidential Information belonging to Discloser and known to or held by Recipient will be held in strict confidence and the Recipient

          (a) agrees to use such Confidential Information only for the purposes of completing the transactions contemplated by this Agreement,

          (b) will, and will ensure that each of its directors, officers, employees and agents (collectively, the "Recipient's Agents") will, hold in confidence and keep confidential the Confidential Information disclosed to them by the Discloser,

          (c) will not, and will ensure that none of the Recipient's Agents will, directly or indirectly, use or disclose any such Confidential Information except to the extent that it is strictly necessary to enable the Recipient to exercise its rights and perform its obligations under this Agreement,

          (d) will not, and will ensure that none of the Recipient's Agents will, except to the extent necessary to enable the Recipient to exercise its rights or perform its obligations under this Agreement, make copies of such Confidential Information,

          (e) will, upon the request of the Discloser, return, and cause the Recipient's Agents to return, all Confidential Information and copies thereof to the Discloser, and

          (f) will, and will ensure that each of the Recipient's Agents will, maintain all such Confidential Information in a manner so as to protect the same against wrongful disclosure, misuse, espionage and theft.

Exceptions

     8.6 Nothing in this Agreement will prevent the Recipient or the Recipient's Agents from making use of or disclosing any Confidential Information

          (a) which has already become generally available to the public through no breach of this Agreement or any other obligation of the Recipient or the Recipient's Agents to the Disclosing Party,

          (b) which the Recipient can show, through written evidence, has been independently developed, without use of any Confidential Information belonging to the Discloser, by employees of the Recipient who had no access to such Confidential Information,

          (c) which the Recipient can show, through written evidence, was received by it on a non-confidential basis from a source other than the Discloser and which source, to the knowledge of Recipient, lawfully obtained such information and had the right to disclose such information, or

          (d) which is required to be disclosed pursuant to a final order or judgment of a court of competent jurisdiction and in such case the parties will cooperate with one another to seek to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded to such Confidential Information.

Recipient will immediately notify Discloser if Recipient becomes legally compelled to disclose any Confidential Information sufficiently in advance of the date of disclosure so as to provide Discloser with a reasonable opportunity to seek an appropriate remedy to enjoin such disclosure from occurring.

Reasonable Restriction

     8.7 Each party agrees that the restrictions contained in this Part are reasonable in order to protect the respective legitimate business interests of the parties and all defences to the strict enforcement of such restrictions are hereby waived by the parties.

Injunctive Relief

     8.8 Each party acknowledges that a breach by it of any covenants contained in this Part could result in damages to the other party to this Agreement which damages could not adequately be compensated for by monetary award. Accordingly, each party agrees that in the event of any such breach by such party, in addition to all other remedies available to any other party at law or in equity, such other party will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate, to ensure compliance with the provisions of this Agreement.

Survival of Covenants

     8.9 The covenants and agreements contained in this Part will survive for a period of three years after the date of this Agreement and will be separate and distinct covenants and agreements enforceable after the termination of the remainder of this Agreement in accordance with the terms thereof, and any reference in this Agreement to termination will not influence the termination of this Part unless specifically agreed to by the parties.

                                     PART 9

                               DISPUTE RESOLUTION

Disputes

     9.1 If at any time there is a dispute among the parties with respect to any matter relating to this Agreement, any party that wishes the issue to be considered further will give notice to the others that it requires the dispute to be decided under the terms of this Agreement.

Referral to Senior Officers

     9.2 If a notice is given under ss.9.1, each party will designate a person (a "Representative") to undertake discussions for the purpose of settling the dispute. A decision reached by these Representatives and communicated in writing to the parties will be determinative of the dispute and will be binding on each party.

Arbitration

     9.3 If no decision is reached under ss.9.2 within 30 days of the dispute being sent for consideration, any party may, by notice to the other parties given at any time before a decision is rendered under ss.9.2, submit the dispute for determination by a single arbitrator acting under the Rules of the British Columbia Commercial Arbitration Centre.

     9.4 If the parties can not agree on a single arbitrator, the arbitrator will be appointed by the British Columbia International Commercial Arbitration Centre.

     9.5 The arbitration will take place in Vancouver, British Columbia and will be administered by the British Columbia International Arbitration Centre and conducted in accordance with the procedures of the Centre.

Legal Proceedings

     9.6 A legal proceeding commenced by a party to this Agreement in respect of an issue or dispute that may be arbitrated under this Agreement will be stayed until the time during which an arbitration may be initiated has expired or, if an arbitration is initiated, a decision on the arbitration is delivered or the arbitration process has otherwise ended.

Exclusions

     9.7 This Part will not apply to any action pursuant to Part 8 or any actions seeking any grant of provisional remedies, including injunctions, restraining orders and specific performance, and each party reserves its right to commence such action or seek such remedies from a court of competent jurisdiction.

                                    PART 10

                                   INDEMNITIES

Indemnity

     10.1 Subject to ss.10.2 and without prejudice to any other remedy available to a party (the "Indemnified Party") at law or in equity, the other party (the "Indemnifying Party") hereby agrees, forthwith upon demand, to indemnify and save harmless the Indemnified Party from and against any and all costs, losses, damages, taxes or expenses suffered or incurred by the Indemnified Party in any manner arising out of, in connection with, with respect to or relating to any representation or warranty the Indemnifying Party set forth in this Agreement, being untrue or incorrect or the failure of the Indemnifying Party to observe or perform any of its obligations pursuant hereto, and any and all goods and services taxes, actions, suits, proceedings, demands, assessments, judgments, reasonable costs and reasonable legal and other expenses incidental thereto.

Claim Limits

     10.2 Any claim(s) underss.10.1,

          (a) must exceed $100,000 in the aggregate before any claim is made, in which event all damages or deficiencies may be claimed and not just the amount in excess of the aforementioned amount, and

          (b) must be claimed within a period of seven years after the date of this Agreement.

Notification Regarding Claim

     10.3 Each party will promptly notify the other when it has determined that it has actual (and not attributed or assumed) knowledge of a state of facts which gives rise to a claim under this Part.

                                    PART 11

                               GENERAL PROVISIONS

Modifications, Approvals and Consents

     11.1 No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

Survival of Covenants

     11.2 The covenants and agreements contained in Part 8 will survive the termination of the remainder of this Agreement and will be separate and distinct covenants and agreements enforceable after the termination of the remainder of this Agreement in accordance with the terms thereof, and any reference in this

Agreement to termination will not influence the termination of such provisions unless specifically agreed to by the parties.

Further Assurances

     11.3 The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

Entire Agreement

     11.4 The provisions in this Agreement and the other agreements contemplated herein constitute the entire agreement among the parties and supersede all previous expectations, understandings, communications, representations and agreements, whether verbal or written, among the parties, including, without limitation, all previous confidentiality agreements between the parties, and if there is any conflict between the terms of this Agreement and the terms of any other agreements with respect to the subject matter hereof, the provisions of this Agreement will prevail.

Notice

     11.5 Every notice, request, demand, direction or other communication (each, for the purposes of ss.11.5, ss.11.6 and ss.11.7, a "Notice") required or permitted to be given pursuant to this Agreement will be deemed to be well and sufficiently given if in writing and delivered by hand (including recognized overnight courier service) or transmitted by facsimile, in each case addressed as follows:

          (a) if to Longbin Liu at:

               1528 Errigal Place
               West Vancouver, B.C.
               V7S 3H1
               Fax:  (604) 921-4124

               with a copy to:

               Koffman Kalef
               19th Floor
               885 West Georgia Street
               Vancouver, B.C.
               V6C 3H4
               Attention:  Bernard G. Poznanski
               Fax:  (604) 891-3788

          (b) if to Dragon at:

               12th Floor
               543 Granville Street
               Vancouver, B.C.
               V6C 2X8
               Attention:  Chairman of the Board of Directors and CFO
               Fax:  (604) 669-4243

               With a copy to

               Lang Michener
               1500 - 1055 West Georgia Street
               P.O. Box 11117
               Vancouver, British Columbia
               V6E 4N7
               Attention:  Leo Raffin
               Fax:  (604) 689-9111

or to such other address or transmission receiving station as is specified by the particular party by Notice to the other.

Deemed Receipt

     11.6 Any Notice delivered or sent as aforesaid will be deemed conclusively to have been effectively given and received on the day Notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day or on the next day that is a Business Day if it was delivered or sent on a day that was not a Business Day.

Change of Address

     11.7 A party may at any time, by Notice to the other, change its address to some no less convenient address and will so change its address whenever its address ceases to be suitable for delivery by hand.

Enurement

     11.8 This Agreement will enure to the benefit of and be binding upon Liu and Dragon and their respective permitted assigns.

Assignment

     11.9 Liu may not assign his rights, title or interests, or any part thereof, under this Agreement, except with the prior written consent of Dragon, which consent may be arbitrarily withheld. Dragon may not assign its rights, title or interests, or any part thereof, under this Agreement to any person, other than to an Affiliate of Dragon, except with the prior written consent of Liu, which consent may be arbitrarily withheld.

Applicable Law

     11.10 This Agreement will be deemed to have been made in the Province of British Columbia and the construction, validity and performance of this Agreement will be governed in all respects by the laws prevailing in the Province of British Columbia.

Attornment

     11.11 Each party irrevocably attorns to the non-exclusive jurisdiction of the courts of British Columbia and all courts having appellate jurisdiction thereover in respect of any proceeding arising out of or relating to this Agreement.

Convenient Forum

     11.12 Notwithstanding ss.11.10 and ss.11.11, at its absolute discretion Dragon may proceed against Liu in any court of any other jurisdiction in the world and, if required by law, may elect for this Agreement to be governed by the laws of the jurisdiction most applicable to Liu in respect of the action undertaken.

Severability

     11.13 If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Counterparts

     11.14 This Agreement may be executed in any number of counterparts or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that all of the parties are not signatories to the same counterpart or facsimile.

IN WITNESS WHEREOF the above noted parties have executed this Agreement as and of the date first above written.


The Common Seal of DRAGON PHARMACEUTICALS INC.            )
was affixed in the presence of:                           )
                                                          )
                                                          )
--------------------------------------------              )  C/S
Authorized Signatory                                      )
                                                          )
--------------------------------------------              )
Authorized Signatory                                      )

Signed, Sealed and Delivered by LONGBIN LIU               )
in the presence of:                                       )
                                                          )
                                                          )
                                                          )
--------------------------------------------              )  ------------------
Witness (Signature)                                       )  LONGBIN LIU
                                                          )
                                                          )
--------------------------------------------              )
Name (please print)                                       )
                                                          )
                                                          )
--------------------------------------------              )
Address                                                   )
                                                          )
                                                          )
--------------------------------------------              )
City, Province                                            )

                                   SCHEDULE A


                      REPRESENTATIONS AND WARRANTIES OF LIU


General

     1. Liu

          (a) is a shareholder of Recomgen Inc. and owns, directly or indirectly, at least 75% of all of the voting rights attached to all voting shares (exclusive of Shares that are voting only in certain events, unless such events have occurred and are continuing) of Recomgen Inc.,

          (b) has the power and authority to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of his covenants and obligations pursuant to and in accordance with the terms and conditions of this Agreement.

     2. This Agreement has been duly executed and delivered by Liu, and constitutes a legal, valid and binding obligation of Liu, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and except that the remedies of specific performance, injunctive relief or other equitable remedies may not be available in any particular instance.

     3. No written or oral authorization, approval, order, license, permit or certificate with any Governmental Authority, court or arbitrator, and no registration, declaration or filing by Liu with any such Governmental Authority, court or arbitrator, is required in order for Liu to

          (a) incur the obligations expressed to be incurred by Liu in or pursuant to this Agreement,

          (b) execute and deliver all other documents and instruments to be delivered by Liu pursuant to this Agreement, and

          (c) duly perform and observe the terms and provisions of this Agreement.

Project Patents and Business

     4. As of the date of this Agreement, there are no actions, suits, proceedings, investigations, complaints, orders, directives or notices of defect or non-compliance by or before any court, administrative tribunal, arbitrator or Governmental Authority issued, pending or, to the knowledge of Liu, threatened against or affecting Liu, the Business or the Project Patents which, if successful, could have a materially adverse effect on the Business.

                                   SCHEDULE B

                    REPRESENTATIONS AND WARRANTIES OF DRAGON


General

     1. Dragon

          (a) is a corporation duly incorporated under the laws of the State of Florida,

          (b) is duly organized, validly exists and is in good standing under the laws of its jurisdiction of incorporation,

          (c) is in good standing in each jurisdiction in which the nature of the business conducted by it, except where the failure to do so would not have a material adverse effect on the organization, operations, affairs, business, properties, prospects or financial condition or position of the Business, and

          (d) has the corporate capacity, right and corporate power to carry on its business as now being conducted.

     2. Dragon has good and sufficient corporate capacity, power and authority to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations pursuant to and in accordance with the terms and conditions of this Agreement.

     3. This Agreement has been duly executed and delivered by Dragon, and constitutes a legal, valid and binding obligation of Dragon, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and except that the remedies of specific performance, injunctive relief or other equitable remedies may not be available in any particular instance.

     4. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, the completion of the transactions contemplated hereby and the performance and compliance with the terms hereof and thereof do not and will not

          (a) constitute or result in the breach of or default under any terms, provisions or conditions of or conflict with, violate or cause any acceleration, termination or cancellation in or with respect to

               (i) any constating documents, charter documents or by-laws of Dragon or any resolution of directors or shareholders of Dragon,

               (ii) any indenture, mortgage, deed of trust, agreement, contract, lease, certificate, consent (whether written or oral), license, authority, registration or other instrument or commitment to which Dragon is a party or under which it is bound, and

               (iii) any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority to which Dragon is subject.

     5. No written or oral authorization, approval, order, license, permit or certificate with any Governmental Authority, court or arbitrator, and no registration, declaration or filing by Dragon with any such Governmental Authority, court or arbitrator, is required in order for Dragon to

          (a) incur the obligations expressed to be incurred by Dragon in or pursuant to this Agreement,

          (b) execute and deliver all other documents and instruments to be delivered by Dragon pursuant to this Agreement, and

          (c) duly perform and observe the terms and provisions of this Agreement.